EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Xact Aid, Inc. (the Company) on Form 10-QSB, for the period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Richard Man Fai Lee, Chief Executive Officer and Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ RICHARD MAN FAI LEE
Name: Richard Man Fai Lee Chief Executive Officer and Director

November 17, 2006